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Anne-Marie Megela
Senior Director, Investor Relations
1.800.2GEVITY (1.800.243.8489), x4672
annemarie.megela@gevityhr.com


                  GEVITY TO PRESENT AT RBC CAPITAL MARKETS AND
                   ROBERT W. BAIRD & CO. CONFERENCES IN AUGUST

BRADENTON, FL, JULY 15, 2004 - Gevity (NASDAQ: GVHR) announced today that its senior leadership will present information on the company and its financial performance at investor conferences in the first week of August.

Peter Grabowski, Senior Vice President and Chief Financial Officer, will deliver a presentation on August 3, 2004 at 8:00 a.m. PST at the RBC Capital Markets 2004 North American Technology Conference being held at the Ritz Carlton in Half Moon Bay, California. Erik Vonk, Chairman and Chief Executive Officer, will present on August 4, 2004 at 2:50 p.m. EST at the Robert W. Baird & Co. 2004 Small Cap Conference taking place at the Pierre Hotel in New York, New York.

"Gevity's strong, positive momentum has continued during the second quarter of 2004," Mr. Vonk said. "Since June 30, 2003 alone, we have expanded our client employee base by fifty percent through a combination of acquisitions and organic growth of our core business, while significantly increasing the operating income per paid client employee. In addition, we have been able to broaden and diversify our shareholder base."

He added, "We believe that our financial strength, solidified business fundamentals, and expanded reach into the markets have taken Gevity to a new level as the insourced human resource department for small to medium-sized businesses. We are strongly positioned to continue our profitable growth in this fertile market and view our accomplishments to date as just the beginning."

Interested investors are invited to listen to live audio Web casts of the company's presentations. The RBC Capital Markets 2004 North American Technology Conference presentation can be accessed by logging onto http://www.wsw.com/webcast/dr23/gvhr/. The Robert W. Baird & Co. 2004 Small Cap Conference presentation can be accessed at http://www.wsw.com/webcast/rwbaird7/gvhr. Presentation slides will accompany both Web casts.


For those unable to participate in the live Web casts, the presentations will be archived on the Gevity Web site. To access the replay, click on www.gevityhr.com. The presentations will be available in the Investor Relations section.

                                    - more -

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Anne-Marie Megela
Senior Director, Investor Relations
1.800.2GEVITY (1.800.243.8489), x4672
annemarie.megela@gevityhr.com



ABOUT GEVITY

Gevity is a leading provider of comprehensive human capital management solutions to small and medium-sized businesses in the United States. We have developed a fully integrated human capital management solution that allows us to effectively become the insourced human resource department for our clients and creates value for our clients by helping them to find, develop and retain talent, manage human resource related paperwork, and protect their business from employment-related risks. We provide employee recruitment and development assistance, payroll and benefits administration, workers' compensation insurance, health, welfare and retirement plans, and employment-related regulatory guidance. We deliver our solutions through a combination of highly skilled human resource consultants and our scalable, Web-enabled technology platform.

A copy of this press release can be found on the company's Web site at www.gevityhr.com.

In connection with the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 (the "Reform Act"), Gevity HR, Inc. ("Gevity" or the "Company") is hereby providing cautionary statements identifying important factors that could cause the Company's actual results to differ materially from those projected in forward-looking statements (as such term is defined in the Reform Act) made by or on behalf of the Company herein, in other filings made by the Company with the Securities and Exchange Commission, in press releases or other writings, including in electronic form on its internet web site(s), or orally, whether in presentations, in response to questions or otherwise. Any statements that express, or involve discussions as to, expectations, beliefs, plans, objectives, assumptions or future events or performance (often, but not always, through the use of words or phrases such as "will result," "are expected to," "anticipated," "plans," "intends," "will continue," "estimated," and "projection") are not historical facts and may be forward-looking and, accordingly, such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results or performance of the Company to be materially different from any future results or performance expressed or implied by such forward-looking statements. These factors are described in further detail in the Company's Annual Report on Form 10-K and in other filings by the Company with the Securities and Exchange Commission. The Company cautions that these factors could cause actual results or outcomes to differ materially from those expressed in any forward-looking statements made by or on behalf of the Company. Any forward-looking statement speaks only as of the date on which such statement is made, and the Company undertakes no obligation to update any forward-looking statement or statements to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of unanticipated events. New factors emerge from time to time, and it is not possible for management to predict all of such factors. Further, management cannot assess the impact of each such factor on the business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

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